UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 3, 2015 (January 28, 2015)

TAYLOR MORRISON HOME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Taylor Morrison Home Corporation (the “Company”) announced on January 28, 2015 that Monarch Parent Inc. (“Monarch Parent”) and TMM Holdings Limited Partnership (“TMM Holdings”), each a subsidiary of the Company, completed the previously announced sale (the “Transaction”) of 100% of the capital stock of Monarch Corporation (“Monarch”), at that time a wholly-owned subsidiary of the Company that owned the operations of the Company’s Canadian business, to 2444991 Ontario Inc. (“Purchaser”), a corporation incorporated under the laws of the Province of Ontario, a subsidiary of Mattamy Group Corporation, a corporation incorporated under the laws of the Province of Ontario. Purchaser delivered a cash purchase price of CAD $335 million at closing, which is subject to customary post-closing adjustments. Immediately prior to the closing, CAD $235 million of cash at Monarch was distributed to Monarch Parent. Monarch Parent will provide certain transition services to Monarch in connection with the Transaction.

Monarch Parent and TMM Holdings have made certain customary representations and warranties to Purchaser in the Agreement, and have also provided certain customary covenants, including without limitation for the indemnification of Purchaser with respect to breaches of representations and warranties and breaches of covenants as well as for certain specified indemnifiable matters, subject to certain specified limitations on the amount of indemnifiable damages and the survival period.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 hereto and incorporated in this Item by reference.

Unaudited pro forma financial information of the Company, giving effect to the Transaction, is attached as Exhibit 99.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 is hereby incorporated in this Item by reference.

Item 7.01 Regulation FD Disclosure.

On December 22, 2014, the parties thereto entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of July 13, 2011, as thereafter amended, among Taylor Morrison Communities, Inc., TMM Holdings, Monarch Communities Inc., Monarch Parent, Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent for the lenders, to permit the consummation of the Transaction.

On January 28, 2015, the Company issued a press release announcing the completion of the Transaction. The press release, which is attached hereto as Exhibit 99.2, is incorporated in this Item by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated December 11, 2014, by and among Monarch Parent Inc., TMM Holdings Limited Partnership, 2444991 Ontario Inc. and Mattamy Group Corporation (incorporated by reference to Exhibit 2.1 to Taylor Morrison Home Corporation’s Current Report on Form 8-K, filed on December 16, 2014).

99.1	Unaudited Pro Forma Financial Information.

99.2	Press release issued January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President, Secretary and General Counsel

Dated: February 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated December 11, 2014, by and among Monarch Parent Inc., TMM Holdings Limited Partnership, 2444991 Ontario Inc. and Mattamy Group Corporation (incorporated by reference to Exhibit 2.1 to Taylor Morrison Home Corporation’s Current Report on Form 8-K, filed on December 16, 2014).

99.1	Unaudited Pro Forma Financial Information.

99.2	Press release issued January 28, 2015.

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